Exhibit 7

RESTRICTED SECURITIES AGREEMENT

This Restricted Securities Agreement (this “Agreement”), dated effective as of October 14, 2021, is entered into by and among Riverstone Echo Continuation Holdings, L.P. (“Riverstone Continuation Fund”), Riverstone Echo Rollover Holdings, L.P. (together with Riverstone Continuation Fund, collectively, the “Riverstone Echo Funds” and each, a “Riverstone Echo Fund”), and __________ (the “Holder”). The Riverstone Echo Funds and the Holder are collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof by and among Enviva Partners Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Enviva Holdings, LP, a Delaware limited partnership (“Holdings”), Enviva Partners, LP, a Delaware limited partnership (with its successors and permitted assigns, including Enviva Inc. from and after the Conversion (as defined below), “EVA”), the Riverstone Echo Funds, the Holder, and the other parties thereto, among other things, Merger Sub merged with and into Holdings, with Holdings surviving the merger as a wholly owned subsidiary of EVA (the “Holdings Merger”);

WHEREAS, in connection with the Holdings Merger, the Holder received a number of common units representing limited partner interests in EVA (“EVA Units”) in exchange for the Holder’s Unvested Series B Units (as defined in the Second Amended and Restated Agreement of Limited Partnership of Holdings (the “Holdings LPA”));

WHEREAS, subject to the requisite approval of the unitholders of EVA, EVA intends to convert into a Delaware corporation pursuant to a plan of conversion or pursuant to such other alternative transaction or series of transactions adopted by EVA pursuant to which EVA or its Affiliate or other entity that succeeds to substantially all of the assets of EVA becomes a Delaware corporation (by way of reorganization, conversion, merger, or otherwise, or any combination of the foregoing), and in any such case whose common stock is issued in exchange for EVA Units (such conversion (pursuant to the plan of conversion) or such other transaction or series of transactions, the “Conversion”);

WHEREAS, in connection with the Conversion, each outstanding EVA Unit will convert into or be exchanged for one share of common stock of the resulting corporation, Enviva Inc. (the “EVA Common Stock”); and

WHEREAS, subject to the terms and conditions herein, the Parties desire for the Holder to agree to certain restrictions with respect to the EVA Units received by the Holder in connection with the Holdings Merger in exchange for the Holder’s Unvested Series B Units and the shares of EVA Common Stock into which such EVA Units will convert or be exchanged in connection with the Conversion (collectively, the “EVA Securities”) as further described herein.

NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

AGREEMENTS

Article 1
Restricted securities

Section 1.1     Restricted Securities. The Parties hereby agree that the number of EVA Units received by the Holder in connection with the Holdings Merger in exchange for the Holder’s Unvested Series B Units and set forth in Schedule I hereto are hereby designated as “Restricted Securities” subject to the restrictions set forth in Section 1.2, Article 2, and Article 3 (the “Restrictions”) until the expiration of the Restricted Period (as defined below) with respect to such Restricted Securities. The Restrictions shall continue to apply during the Restricted Period to the EVA Common Stock into which any EVA Units that are Restricted Securities are converted or exchanged in the Conversion. The “Restricted Period” with respect to any EVA Securities that are Restricted Securities shall mean the period beginning on the date of this Agreement and ending on the applicable dates specified in Section 1.3 or such earlier termination of the Holder’s employment specified in Section 2.2.

Section 1.2     Transfer Agent. The Holder agrees that the Restricted Securities shall at all times during the Restricted Period applicable to such Restricted Securities be held by EVA’s transfer agent (the “Transfer Agent”). At the request of the Holder, EVA shall instruct the Transfer Agent to transfer all Restricted Securities that are not otherwise required to be held by the Transfer Agent pursuant to any other agreement to which the Holder is a Party to the Holder upon termination of the Restricted Period applicable to such Restricted Securities and to remove the legend set forth in Section 3.1(e).

Section 1.3     Restricted Period Expiration. Notwithstanding anything to the contrary set forth in any agreement existing prior to the date hereof between the Holder and Holdings with respect to the Series B Units, the Restricted Securities shall automatically (and without further action on the part of EVA, its general partner (the “General Partner”), the Holder, the Riverstone Echo Funds, or any other person or entity) cease to be subject to the Restrictions and shall no longer constitute Restricted Securities when the Riverstone Echo Funds and their respective Affiliates collectively no longer hold at least 5% of the outstanding EVA Units or EVA Common Stock or, if earlier, in accordance with the following schedule:

Date	Portion of Restricted Securities Received in
connection with the Merger (or Acquired
pursuant to Section 1.5(a) (DRIP Securities)
or Section 2.4 (Additional Restricted
Securities)) That Cease to Be Subject to
Restrictions
December 31, 2022	33%
December 31, 2023	Additional 34%
December 31, 2024	All remaining Restricted Securities

Section 1.4     83(b) Election. The Holder acknowledges and agrees to make an election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit A with respect to the EVA Units and, post-Conversion, with respect to the EVA Common Stock, in each case, subject to this Agreement and to consult with the Holder’s tax advisor to determine the tax consequences of filing such elections under Section 83(b) of the Code. The Holder acknowledges that it is the Holder’s sole responsibility, and not the responsibility of EVA or the Riverstone Echo Funds to file the elections under Section 83(b) of the Code even if the Holder requests EVA, the Riverstone Echo Funds or their respective managers, directors, officers, employees, and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders, and financial representatives) to assist in making such filings. The Holder agrees to provide to EVA and the Riverstone Echo Funds, on or before the due date for filing each such election, proof that such election has been filed timely.

Section 1.5     DRIP Securities; Distributions or Dividends. Schedule I sets forth the number of the Holder’s Restricted Securities that are DRIP Securities (as defined in that certain Support Agreement dated as of the date hereof by and among the Riverstone Echo Funds, the Holder, EVA and the other parties thereto (the “Support Agreement”)) and the number of the Holder’s Restricted Securities that are not DRIP Securities. The Parties acknowledge and agree, (a) any EVA Securities issued to the Holder on account of reinvested distributions or dividends on the Holder’s DRIP Securities that are Restricted Securities shall also be DRIP Securities that are Restricted Securities (and the Holder shall make an election under Section 83(b) of the Code for such Restricted Securities in accordance with Section 1.4), and (b) notwithstanding the Restrictions on the Restricted Securities, the Holder is entitled to receive any cash distributions or dividends on the Holder’s Restricted Securities that are not DRIP Securities and such cash distributions or dividends will not be subject to the Restrictions or any other limitations hereunder.

Article 2
Forfeiture and Retention of Restricted Securities

Section 2.1     Forfeiture. If (i) the Holder voluntarily terminates the Holder’s employment with EVA and its Affiliates without Good Reason (as defined below) (including, if the Holder has an employment agreement with EVA or one of its Affiliates (the “Employment Agreement”), a termination of employment as a result of the expiration of the term of the Employment Agreement due to the Holder providing notice of non-renewal of such agreement) or (ii) EVA terminates the Holder’s employment with EVA and its Affiliates for Cause (as defined below), then on the date of such termination, the Holder and the Holder’s Permitted Transferees shall forfeit to EVA all Restricted Securities and all rights arising from such Restricted Securities and from being a holder thereof. Any forfeited Restricted Securities shall be reallocated pro rata among the then holders of Restricted Securities based on the number of Restricted Securities then held by such holders. The forfeitures of Restricted Securities subject to the terms and conditions of this Section 2.1 shall occur immediately upon the termination giving rise to such forfeitures and without further action of EVA, the General Partner, the Holder, the Riverstone Echo Funds, or any other person or entity.

Section 2.2     Retention. If (a)  the Holder voluntarily terminates the Holder’s employment with EVA and its Affiliates with Good Reason, (b)  the Holder’s employment with EVA and its Affiliates is terminated by EVA without Cause, or (c) the Holder’s employment with the EVA and its Affiliates is terminated upon the death of the Holder or because the Holder is determined to be Disabled (as defined below), then the Holder shall retain all EVA Units then constituting Restricted Securities, but as of such termination such Restricted Securities shall automatically (and without further action on the part of EVA, the General Partner, the Holder, the Riverstone Echo Funds, or any other person or entity) cease to be subject to the Restrictions and shall no longer constitute Restricted Securities.

Section 2.3     Definitions. As used in this Agreement, the terms “Good Reason,” “Cause,” and “Disability” shall have the meanings set forth in the Holder’s Employment Agreement, or, if the Holder does not have an Employment Agreement that defines such terms, then such terms are defined as follows:

“Cause” shall mean the Holder’s:

(i)	material breach of any policy established by EVA or any of its Affiliates that (x) pertains to health and safety and (y) is applicable to the Holder;

(ii)	engaging in acts of disloyalty to EVA or its Affiliates, including fraud, embezzlement, theft, commission of a felony, or proven dishonesty; or

(iii)	willful misconduct in the performance of, or willful failure to perform a material function of, the Holder’s duties as an officer of EVA and/or under the Employment Agreement (if any).

“Good Reason” shall mean:

(i)	a material diminution in the Holder’s authority, duties, title, or responsibilities;

(ii)	a material diminution in the Holder’s annualized base salary, minimum target value of the Holder’s annual bonus, or minimum target value of the Holder’s annual awards under EVA’s equity compensation plan as in effect from time to time;

(iii)	the relocation of the geographic location of the Holder’s principal place of employment by more than 100 miles from the location of the Holder’s principal place of employment as of the effective start date of the Holder’s employment; or

(iv)	if applicable, EVA’s or its Affiliate’s delivery of a written notice of non-renewal of the Employment Agreement (if any) to the Holder.

Notwithstanding the foregoing provisions of this definition or any other provision of this Agreement to the contrary, any assertion by the Holder of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in clauses (i), (ii), (iii), or (iv) of this definition giving rise to the Holder’s termination of the Holder’s employment must have arisen without the Holder’s written consent; (B) the Holder must provide written notice to EVA of such condition within 30 days of the date on which the Holder knew of the existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by EVA; and (D) the date of the Holder’s termination of the Holder’s employment must occur within 30 days after the end of such cure period.

“Disability” shall exist if the Holder is unable to perform the essential functions of the Holder’s position, with reasonable accommodation (if applicable), due to an illness or physical or mental impairment or other incapacity that continues for a period in excess of 90 days, whether consecutive or not, in any period of 365 consecutive days. The determination of a Disability will be made by EVA after obtaining an opinion from a doctor of EVA’s choosing. The Holder agrees to provide such information and participate in such examinations as may be reasonably required by said doctor in order to form his or her opinion. If requested by EVA, the Holder shall submit to a mental or physical examination to be performed by an independent physician selected by EVA to assist EVA in making such determination.

Section 2.4     Additional Restricted Securities. Any Restricted Securities acquired by the Holder as a result of a forfeiture of Restricted Securities held by another former holder of Unvested Series B Units in connection with a termination of such other holder’s employment with EVA and its Affiliates shall constitute Restricted Securities of the Holder hereunder, and the Holder shall make an election under Section 83(b) of the Code for such Restricted Securities in accordance with Section 1.4.

Article 3
transfers

Section 3.1     Transfer Restrictions.

(a)            The Holder agrees not to Transfer any Restricted Securities held by the Holder; provided, however, the foregoing restrictions shall not apply to Transfers between or among the Holder and a Permitted Transferee (as defined below) provided that such transferee executes and delivers to the Riverstone Echo Funds a joinder agreement in the form of Exhibit B hereto (a “Joinder”) pursuant to which such transferee shall become the Holder for purposes of this Agreement to the extent of the Restricted Securities so Transferred. Notwithstanding anything else in this Agreement (i) Restricted Securities shall remain subject to the terms of this Agreement (including Article 2 of this Agreement, which shall be applied based on the Holder’s employment status rather than that of any transferee of Restricted Securities), regardless of who holds such Restricted Securities, and (ii) the effect that the employment of the Holder by EVA or its Affiliates or events related to such employment have on the rights of and restrictions on the Restricted Securities and the rights of the Riverstone Echo Funds with regard to the Restricted Securities, under this Agreement, shall not be altered by any transfer of the Restricted Securities. For the avoidance of doubt, each Permitted Transferee of the Holder who acquires Restricted Securities from the Holder pursuant to this Agreement shall be subject to the provisions of this Agreement as if such Permitted Transferee were a party to this Agreement.

(b)            For purposes of this Agreement, the term “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase, or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(c)            For purposes of this Agreement, the term “Permitted Transferee” of the Holder shall mean (i) a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of the Holder, or lineal descendant or legally adopted child of a brother or sister of the Holder (each, a “Family Member”) or (ii) a trust or other entity whose sole and exclusive beneficiaries are the Holder and/or Family Members of the Holder and (other than in the case of a trust) that is controlled by (as defined below) the Holder.

(d)            For purposes of this Agreement, the term “Affiliate” means with respect to a person, any other person controlling, controlled by, or under common control with such person, and “control”, including the correlative terms “controlling”, “controlled by”, and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through ownership of voting securities, by contract or otherwise.

(e)            In addition to any other legends required to be notated on the Restricted Securities, each book entry for the Restricted Securities shall contain a notation, and each certificate (if any) evidencing the Restricted Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“IN ADDITION, THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE RESTRICTED SECURITIES AGREEMENT, DATED AS OF OCTOBER 14, 2021, BY AND AMONG Riverstone Echo Continuation Holdings, L.P., Riverstone Echo Rollover Holdings, L.P., AND THE HOLDER HEREOF.”

(f)            The legend requirements of Section 3.1(e) shall terminate as to any Restricted Securities upon termination of the Restricted Period applicable to such Restricted Securities.  Whenever the restrictions imposed by Section 3.1(e) shall terminate as to any Restricted Securities, the Holder, shall be entitled to removal of the applicable book-entry notation or, if such EVA Securities are certificated, to receive from EVA, at EVA’s expense, a new certificate not bearing the applicable restrictive legend.

Article 4
Additional Covenants

Section 4.1     Additional Transfer Restrictions. The Holder agrees to hold, at all times between the Holdings Merger and the third anniversary of the Holdings Merger, at least the same percentage of the EVA Securities (including Restricted Securities) received by the Holder in connection with the Holdings Merger (plus any EVA Securities issued to the Holder on account of reinvested distributions or dividends on such EVA Securities that are DRIP Securities) as the Riverstone Echo Funds and their Affiliates (other than EVA and its subsidiaries) are then holding of the 27,690,475 EVA Securities held by the Riverstone Echo Funds directly or indirectly through PledgeCo immediately after the Holdings Merger (plus any EVA Securities issued to the Riverstone Echo Funds or their Affiliates (other than EVA and its subsidiaries) on account of reinvested distributions or dividends on such EVA Securities that are DRIP Securities). For the avoidance of doubt, any EVA Securities acquired by the Holder not in connection with the Holdings Merger are not subject to this Section 4.1.

Section 4.2     Tag-Along. Subject to Section 4.1, the Riverstone Echo Funds agree to allow the Holder to participate in any underwritten secondary offerings of EVA Securities by the Riverstone Echo Funds and their Affiliates (other than EVA and its subsidiaries) in accordance with the terms and conditions of this Section 4.2. The Riverstone Echo Funds shall provide the Holder with prompt written notice of any such offering not less than five business days prior to such offering which notice shall describe the terms and conditions of the proposed sale including: (i) the aggregate number of EVA Securities proposed to be sold by the Riverstone Echo Funds and such Affiliates, (ii) the percentage such number represents of the total number of outstanding EVA Securities then held by the Riverstone Echo Funds and such Affiliates (the “Sale Percentage”), and (iii) the per EVA Security purchase price proposed to be paid for such EVA Securities. The Holder shall have the right, exercisable by delivery of a written notice to the Riverstone Echo Funds at any time within ten (10) days after delivery of the notice described in the foregoing sentence, to request to include in such sale up to the number of the Holder’s EVA Securities received in connection with the Holdings Merger that equal the product of the total number of the Holder’s EVA Securities, multiplied by the Sale Percentage; provided, however, that the Holder may not sell any Restricted Securities or DRIP Securities.

Section 4.3     Indemnification. The Holder understands and acknowledges that the Riverstone Echo Funds and certain of its Affiliates are subject to certain indemnification obligations under the Merger Agreement and the Ancillary Merger Agreement. The Holder agrees that in the event that the Riverstone Echo Funds or its Affiliates are required to make any indemnification payments to EVA or its Affiliates pursuant to the indemnities for breaches of representations, warranties, or covenants of Holdings set forth in the Merger Agreement or of Acquisition I set forth in the Ancillary Merger Agreement (such payments, “Indemnity Payments”), then, the Riverstone Echo Funds shall provide notice (an “Indemnity Notice”) to the Holder upon making any Indemnity Payment(s), and the Holder shall, within thirty (30) calendar days upon receipt of such notice, pay to Riverstone (in an account designated by the Riverstone Echo Funds) an amount, in cash, equal to the Holder’s Indemnity Percentage of the Indemnity Payments (“Indemnity Clawback Amount”). In lieu of a cash payment, the Holder may elect instead, to transfer and assign to the Riverstone Echo Funds or its Affiliates designed by the Riverstone Echo Funds, a number of Restricted Securities (prioritizing first, those Restricted Securities that are not DRIP Securities) equal to the quotient of (i) the Holder’s Indemnity Clawback Amount divided by (ii) the 20-day volume weighted average closing price for such EVA Security on the New York Stock Exchange (or other such principal national securities exchange that the EVA Securities trade) (the “VWAP”), as of the last trading day prior to the date the Indemnity Notice is delivered, rounded up to the nearest whole EVA Security. For the avoidance of doubt, if the Riverstone Echo Funds or its Affiliates are required to make more than one Indemnity Payment, then the Holder shall be responsible for the aggregate of all of the Holder’s Indemnity Clawback Amounts hereunder. The Parties hereto acknowledge and agree that any Indemnity Clawback Amount paid by the Holder is intended to reimburse the Riverstone Echo Funds for the Holder’s share of Indemnity Payments paid by the Riverstone Echo Funds pursuant to the Merger Agreement or Ancillary Merger Agreement, the payment of any such amount is intended to be treated as an adjustment to the consideration received by the Holder and the Riverstone Echo Funds pursuant to the Merger Agreement and except as otherwise required by applicable law, each Party hereto will prepare and file its tax returns consistent with such intended tax treatment. Notwithstanding anything to the contrary, in no event shall the aggregate amount of Indemnity Clawback Amounts (as defined in each other Management Restricted Securities Agreement) under all other Management Restricted Securities Agreements exceed $4,650,000, (b) the aggregate amount of the Holder’s Indemnity Clawback Amounts exceed the aggregate value of the Restricted Securities (or, if applicable, Retained Securities) then held by the Holder, which shall equal the 20-day VWAP of such Restricted Securities (or, if applicable, Retained Securities), as of the last trading day prior to the date such Indemnity Notice is delivered, rounded up to the nearest whole EVA Security, or (c) the Holder be liable for any Indemnity Clawback Amounts (as defined in each other Management Restricted Securities Agreement) pursuant to any other Management Restricted Securities Agreement. For the avoidance of doubt, in the event the Holder’s employment with EVA or its Affiliates is terminated and the Holder holds Retained Securities, the Holder shall continue to be responsible for the Indemnity Clawback Amounts; provided, that the Holder’s obligations shall be subject to the terms and limitations set forth in this Section 4.3.

“Ancillary Merger Agreement” means the Merger Agreement, dated as the date hereof, between Enviva Cottondale Acquisition I, LLC, EVA, the Riverstone Echo Funds and the other parties thereto (as such agreement may be amended).

“Indemnity Percentage” means, as of any time of determination, the product of (i) the quotient of (A) the aggregate number of Restricted Securities then held by the Holder (or if as of such time the Holder’s employment with EVA and its Affiliates has been terminated the aggregate number of EVA securities that were, as of such termination of employment, Restricted Securities retained by the Holder without restriction pursuant to Section 2.2 of this Agreement (the “Retained Securities”)), divided by (B) the sum of (x) the aggregate number of Restricted Securities then held by the Holder (or, if applicable, the Retained Securities) plus (y) the aggregate number of restricted securities then held by all other employees of EVA or its Affiliates pursuant to their respective Management Restricted Securities Agreements plus (z) the aggregate number of Retained Securities (as defined in each other Management Restricted Securities Agreement) then held by former employees of EVA or its Affiliates pursuant to all other Management Restricted Securities Agreement, multiplied by (ii) 6.2%.

“Management Restricted Securities Agreements” means, collectively, each of the restricted securities agreements, dated as of the date hereof, by and among each holder thereof and the Riverstone Funds.

Article 5
MISCELLANEOUS

Section 5.1     Entire Agreement. This Agreement supersedes all existing agreements with respect to the Series B Units (including any award agreement between the Holder and Holdings with respect to such Series B Units) and all prior oral discussions and written agreements among the Parties with respect to the subject matter of this Agreement. This Agreement contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof.

Section 5.2     Successors and Assigns.

(a)            All of the terms of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

(b)            Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assignable by the Holder without the prior written consent of each of the Riverstone Echo Funds; provided, however, without the prior written consent of the Riverstone Echo Funds, the Holder may assign this Agreement (to the extent of any Restricted Securities Transferred to a Permitted Transferee in accordance with this Agreement) to a Permitted Transferee who delivers a Joinder to the Riverstone Echo Funds in accordance with Section 3.1(a).

Section 5.3     Amendments and Waivers. All amendments to this Agreement must be in writing and signed by each of the Riverstone Echo Funds and the Holder. The Riverstone Echo Funds may collectively, only by an instrument in writing, waive compliance by the Holder with any term or provision of this Agreement. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by a Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power, or remedy.

Section 5.4     Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands, and other communications to be given hereunder will be in writing and will be deemed given upon(a)  confirmed delivery by a reputable overnight carrier or when delivered by hand, addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice); (b) actual receipt; (c) the expiration of four (4) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice); or (d) delivery by electronic mail to a Party at the electronic mail address set forth below (or at such other address as such Party shall designate by like notice):

If to the Holder, to the address set forth in Schedule I.

If to the Riverstone Echo Funds, addressed to:

Riverstone Echo Continuation Holdings, L.P., or

Riverstone Echo Rollover Holdings, L.P., as applicable
712 Fifth Ave, 36th Floor

New York, NY 10019

Attn: Stephen Coats

Email: scoats@riverstonellc.com

Section 5.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

Section 5.6     Dispute Resolution; Waiver of Jury Trial.

(a)            Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction and venue of any U.S. federal court located in the State of Delaware or any Delaware state court with respect to any suit relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees it will not bring any such suit in any court other than a U.S. federal or state court sitting in the State of Delaware, (iv) irrevocably agrees any such suit (whether at law, in equity, in contract, in tort, or otherwise) shall be heard and determined exclusively in such U.S. federal or state court sitting in the State of Delaware, (v) agrees to service of process in any such action in any manner prescribed by the laws of the State of Delaware, and (vi) agrees service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 5.4.

(b)            EACH PARTY ACKNOWLEDGES AND AGREES ANY SUCH CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 5.7     Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under applicable laws, the remaining provisions hereof will not be affected thereby. In such event, the Parties hereto agree and consent such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions that were held to be invalid or unenforceable.

Section 5.8     Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedies under or by reason of this Agreement.

Section 5.9     Counterparts. This Agreement may be executed by electronic mail exchange of .pdf signature pages and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered (including by electronic mail exchange of .pdf signature pages) to the other Parties hereto.

Section 5.10    Specific Performance. The Parties agree if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each Party shall be entitled to specific performance by each other Party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.

[The remainder of this page has been left blank intentionally; the signature pages follow.]

I HAVE READ THIS AGREEMENT CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE RIVERSTONE ECHO FUNDS AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Dated: October 14, 2021

[HOLDER]

Signature Page to

Restricted Securities Agreement

ACCEPTED AND AGREED:

RIVERSTONE ECHO CONTINUATION HOLDINGS, L.P.

By:	Riverstone ECF GP, LLC, its general partner

By:
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE ECHO ROLLOVER HOLDINGS, L.P.

By:	Riverstone Echo Rollover GP, LLC, its general partner

By:
Name:	Peter Haskopoulos
Title:	Managing Director

Signature Page to

Restricted Securities Agreement

Schedule I

Name and Address	Number of Restricted Securities	Number of Restricted Securities that are DRIP Securities	Number of Restricted Securities that are non-DRIP Securities
[Name] [Address] [Address]	[__]	[__]	[__]

Exhibit A

Section 83(b) Election Form

Election to Include in
Taxable Income in Year of Transfer Pursuant to
Section 83(b) of the Internal Revenue Code

The undersigned taxpayer has received an award of restricted [partnership interests][stock] (the “Property”) in a Delaware [limited partnership][corporation]. All parties to the transaction believe the Property to be a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Notwithstanding the foregoing, in the event that (i) the Property constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned taxpayer disposes of such Property within two years following receipt thereof, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property over the amount paid for the Property.

1.	The name, address, and taxpayer identification number of the undersigned taxpayer are:

Taxpayer’s Name:	________________

Taxpayer’s Social
Security Number:	_____-_____-_____

Taxpayer’s Address:	________________
________________

Taxable Year:	2021

2.	The Property that is the subject of this election is [___] [units] [shares] in [Enviva Partners, LP, a Delaware limited partnership] [Enviva Inc., a Delaware corporation].

3.	The Property was transferred to the undersigned taxpayer on ___________.

4.	The Property is subject to the following restrictions: The [units] [shares] issued to the undersigned taxpayer are subject to various transfer restrictions and repurchase rights and are subject to forfeiture in the event certain employment conditions are not satisfied.

5.	The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00 per [unit] [share] x [___]= $0.00.

6.	The amount paid by the undersigned taxpayer for the Property is $0.00 per [unit] [share] x [____] = $0.00.

7.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated: ___________________, 2021
Taxpayer’s Signature

EXHIBIT B

FORM OF JOINDER

This Joinder (this “Joinder”), dated effective as of [________], 202[_], is entered into by the undersigned, pursuant to the Restricted Securities Agreement by and among Riverstone Echo Continuation Holdings, L.P. (“Riverstone Continuation Fund”), Riverstone Echo Rollover Holdings, L.P. (together with Riverstone Continuation Fund, collectively, the “Riverstone Echo Funds” and each, a “Riverstone Echo Fund”), and [_____] (the “Holder”) dated as of [________], 2021 (as may be amended, restated or supplemented from time to time, the “Restricted Securities Agreement”). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Restricted Securities Agreement.

WHEREAS, the undersigned has acquired [____] [units] [shares] of EVA Securities (including [__] [units] [shares] of Restricted Securities [([__] of which are DRIP Securities))] from the Holder (collectively, the “Transferor”);

WHEREAS, the Restricted Securities Agreement requires each transferee of EVA Securities to execute and deliver to the Riverstone Echo Funds this Joinder; and

WHEREAS, the undersigned desires to enter into this Joinder to become the Holder under the Restricted Securities Agreement and assume the rights and obligations of the Transferor thereunder to the extent of the EVA Securities (which are Restricted Securities) so Transferred.

now therefore, the undersigned hereby agrees:

1.            Effective as of the date hereof, the undersigned hereby joins in and agrees to be fully bound by and subject to the Restricted Securities Agreement as the Holder, having the applicable rights and obligations of the Transferor with respect to the EVA Securities Transferred set forth in the Restricted Securities Agreement.

2.            This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder as of the date first written above.

[Name]

Notice Address: